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                                                                  EXHIBIT 10.22


                                                                       EXHIBIT B
                             SECURED PROMISSORY NOTE

$999,904.55                                                       April 24, 1998

      FOR VALUE RECEIVED, Bernard W. Andrews (the "Maker") hereby promises to pay to the order of Eye Care Centers of America, Inc., a Texas corporation with an address at 11103 West Avenue, San Antonio, Texas 78213 (the "Holder"), the principal sum of Nine Hundred Ninety-nine Thousand Nine Hundred Four and 55/100 Dollars ($999,904.55). Outstanding principal and accrued interest shall be paid only from proceeds generated from the sale of any of the Shares (as defined below). Any and all proceeds generated from the sale of any Shares shall be applied to the repayment of all amounts due hereunder, until all principal, interest and any other amounts due hereunder is paid in full. All such proceeds shall be applied, first, to repayment of all Collection Expenses (as defined below), if any, second, to repayment of accrued interest, third, to principal, and, fourth, to repayment of any other amounts due hereunder. Only after all of the foregoing amounts shall have been paid in full, may proceeds from the sale of the Shares be paid to Maker. Principal or interest shall be due or payable only to the extent that Shares are sold or transferred for value.

      The unpaid principal amount of this Note shall bear interest at a fixed rate equal to 9.75% .

      All payments under this Note shall be payable in lawful money of the United States of America in immediately available funds.

      This Note is being given in payment for 8,005 shares of Common Stock, par value $0.01 per share, as adjusted for stock dividends, stock splits or the like ("Shares"), of the Holder issued to the Maker pursuant to an Executive Subscription and Stock Purchase Agreement of even date.

      The Maker shall have the right to prepay this Note, in whole or in part, at any time without charge, premium or penalty.

      The failure of the Maker to (i) perform its obligations and covenants hereunder, or (ii) make any payment hereunder when due and payable, shall constitute an event of default ("Event of Default") which shall entitle the Holder to declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment.

      In the event the Holder shall exercise or endeavor to exercise any of its remedies hereunder, the Maker shall pay all costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees ("Collection Expenses"), and the Holder may take judgment for all Collection Expenses in addition to all other sums due hereunder.

      The Maker hereby waives presentment for payment, protest and demand, notice of protest, demand and/or dishonor, and any other notice otherwise required to be given under the law, which may be lawfully waived, in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note. THE MAKER AND THE HOLDER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE. The Maker expressly agrees that this Note may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of the Maker. No consent or waiver by the Holder with respect to any action or failure to act which without such consent or waiver would constitute a breach of any provision of this Note shall be valid and binding unless in writing signed by the Holder.

      All agreements between the Maker and the Holder are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of the indebtedness


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evidenced hereby or otherwise shall the amount paid or agreed to be paid to the
Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO, FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity.

      As collateral security for the payment of the indebtedness and the performance of all obligations hereunder and all amendments and replacements hereof, the Maker hereby pledges, assigns, delivers and grants a security interest in the Shares, together with any fractional shares of stock split up on or with respect to the Shares, and all dividends, distributions, and other proceeds of all of the forgoing, in each case whether now existing or hereafter arising (all of the foregoing is referred to herein as the "Collateral"). Maker hereby represents and warrants that the Maker is the sole legal and beneficial owner of the Collateral free from any adverse lien or security interest. Subject to certain restriction set forth in the Employment Agreement dated April 24, 1998 by and between Maker and Holder, and the Stockholders' Agreement dated April 24, 1998 by and among the Maker, the Holder and the parties listed on Exhibit A thereto, the Maker may sell all or any portion of the Shares. In such an event, the Maker shall deliver to the Holder a notice of sale ("Sale Notice") specifying the number of Shares to be sold, and upon payment of the proceeds of such Shares by the Maker to the Holder, the Holder shall promptly deliver to the Maker the number of Shares specified in the Sale Notice. The security interest in the Shares not delivered to the Maker in the manner set forth above shall continue until this Note has been paid in full. Upon full payment of this Note, the Holder shall promptly return to the Maker all previously undelivered Shares. Prior to an Event of Default hereunder, the Maker shall have all rights and powers pertaining to the Collateral, including any voting rights or rights to receive dividends. Upon an Event of Default, the Holder shall have all rights and remedies of a secured party afforded by the Uniform Commercial Code as from time to time in effect in the State of Texas or afforded by other applicable law.

      No recourse shall be made of repayment of the principal owing under this Note or any amount of the unpaid interest on such amount, or for any claim against the Maker relating to or in connection with this Note. The Holder shall only have full recourse against the Shares as provided herein and the proceeds of any Shares sold.

      This Note shall be construed in accordance with and governed by the internal and substantive laws of the Holder's jurisdiction of incorporation, from time to time.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

WITNESS


----------------------                    --------------------------
                                          Bernard W. Andrews


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